UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41228	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Wilshire Boulevard, 8th Floor, Los Angeles, California 90025

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.000001 par value	BRFH	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2026, Isabelle Ortiz-Cochet, a member of the board of directors, notified Barfresh Food Group Inc. (the “Company”) that she will be retiring on March 31, 2026. Such resignation was not the result of a disagreement with the Company. She had been initially appointed pursuant to the terms of an investor rights agreement, dated November 23, 2016, by and between the Company, Unibel and certain key holders named therein (the “Investor Rights Agreement”) and serves on the Nominating and Governance Committee.

Under the terms of the Investor Rights Agreement, Unibel is entitled to appoint one director to the board of directors of the Company, which director is entitled to sit on each committee of the board of directors selected by Unibel, unless certain conditions relating to the shareholdings of Unibel have not been satisfied. The Company has agreed to call shareholder meetings whenever necessary to ensure Unibel’s designee is elected as a director. At any time that Unibel’s designee is not a director, Unibel’s designee will be entitled to be a board observer. Riccardo Delle Coste, Steven Lang and their respective affiliates have agreed to vote their shares in favor of Unibel’s designee.

Marc Panvier, Unibel’s designee, has been appointed to the Company’s board of directors effective April 1, 2026. It is anticipated that he will serve on the Nominating and Corporate Governance Committee of the Company’s board of directors. There have been no prior transactions between the Company and Mr. Panvier.

Tim Trant was also appointed as a director effective April 1, 2026, filling the seat left vacant by the resignation of Justin Borus. It is anticipated that he will serve on the Audit and Compensation Committees of the Company’s board of directors. Mr. Trant was employed by the Company from June 2015 to December 2019 as its chief customer officer. Since December 2019, he has served as a consultant to the Company.

More information about Messrs. Panvier and Trant may be found in the press release attached as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report on Form 8-K:

99.1	Press Release of Barfresh Food Group, Inc. dated April 6, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation (Registrant)

Date: April 6, 2026		/s/ Riccardo Delle Coste
	By:	Riccardo Delle Coste
	Its:	CEO